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                                                                   EXHIBIT 10.21

          [FORM OF AMENDED AND RESTATED SENIOR SUBORDINATED PROMISSORY
                                      NOTE]

           THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

           THIS NOTE HAS BEEN ISSUED WITH "ORIGINAL ISSUE DISCOUNT" AS SUCH TERM IS DEFINED UNDER THE CODE. THE ISSUE DATE OF THIS
           NOTE IS AUGUST 30, 2000. FOR INFORMATION REGARDING THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT AND YIELD TO MATURITY OF THIS NOTE, THE HOLDER MAY CONTACT THE CHIEF FINANCIAL OFFICER OF THE BORROWER, 2805 MISSION COLLEGE BOULEVARD, SANTA CLARA, CALIFORNIA 95054.

                              KINETICS GROUP, INC.

                              AMENDED AND RESTATED

                    12.5% SENIOR SUBORDINATED PROMISSORY NOTE

                               DUE AUGUST 25, 2006

$[  ]                                                         New York, New York

                                         Original Issuance Date: August 30, 2000

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                                                     Amended Date: April __,2004

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FOR VALUE RECEIVED, the undersigned, KINETICS GROUP, INC., a Delaware corporation (the "Borrower") hereby promises to pay to the order of [HOLDER], a [ ] or its registered assigns (the "Holder"), the principal sum of [ ] ($[ ]) on August 25, 2006 (the "Maturity Date"), with interest thereon from time to time as provided herein.

         1. Purchase Agreement. (a) This Senior Subordinated Promissory Note (the "Note") was originally issued on the Original Issuance Date on the cover page hereof, pursuant to the Securities Purchase Agreement dated as of August 30, 2000, as amended and restated by the Amended and Restated Securities Purchase Agreement, dated as of April 9, 2004 (the "Purchase Agreement"), by and among the Borrower, Kinetic Systems, Inc., Celerity Group, Inc., a Delaware corporation (formerly known as Kinetics Holdings Corporation) ("Holdings"), the Subsidiary Guarantors party thereto, the KSI Guarantors party thereto, Ares Corporate Opportunities Fund, L.P. ("Ares"), Special Value Absolute Return Fund, LLC ("SVAR"), Special Value Bond Fund, LLC ("SVBF"), Special Value Bond Fund II, LLC ("SVBF II"), Midocean Celerity Investment Partners, L.P. ("Midocean"), Behrman Capital III, L.P. ("Behrman"), Strategic Entrepreneur Fund III L.P. ("SEP"), Gryphon Partners II, L.P. and Grypon Partners II-A, L.P. (together with Gryphon Partners II, L.P., "Gryphon"), and any other Holders of Notes thereunder, and is subject to the terms thereof. This Note, together with all other promissory notes issued under the Purchase Agreement, and all promissory notes issued pursuant to Section 12 hereof or Section 14 thereof are hereinafter referred to as the "Notes." The Holder is entitled to the benefits of this Note and the Purchase Agreement, as it relates to the Note, and may enforce the agreements of the Borrower contained herein and therein and exercise the remedies provided for hereby and thereby or otherwise available in respect hereto and thereto. Capitalized terms used herein without definition are used herein with the meanings ascribed to such terms in the Purchase Agreement.

         (b) Amended and Restated Note. This Note is issued in replacement of the Notes issued by the Company on August 30, 2000, as amended, all of which are being amended and restated in full on the Amended Date on the cover page hereof.

         2. Interest. (a) Basic Interest. The Borrower promises to pay interest ("Interest") on the principal amount of this Note at the rate of 12.5% per annum (the "Interest Rate"). Interest on this Note shall accrue from and including the date of issuance through and until repayment of the principal amount of this Note and payment of all Interest in full, and shall be computed on the basis of a 360-day year of twelve 30-day months. Interest shall be paid quarterly on each March 31, June 30, September 30 and December 31 of each year or, if any such date shall not be a Business Day, on the next succeeding Business Day to occur after such date (each date upon which interest shall be so payable, an "Interest Payment Date"), beginning on December 31, 2000, by wire transfer of immediately available funds to an account at a bank designated in writing by the Holder on reasonable notice. In the absence of any such written designation, any such Interest payment shall be deemed made on the date a check for good funds in the applicable amount payable to the order of Holder is received by the Holder at its last

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address as reflected in the Borrower's Note Register (as defined in Section
12(b) hereof); if no such address appears, then to such Holder in care of the last address in such note register of any predecessor holder of this Note (or its predecessor).

         (b) Default Rate of Interest. Notwithstanding the foregoing provisions of this Section 2, but subject to applicable law, any overdue principal of, overdue Interest on and any other overdue amounts payable under this Note shall bear interest, payable on demand in immediately available funds, for each day from the date payment thereof was due to the date of actual payment, at a rate equal to the sum of (i) the Interest Rate and (ii) an additional 2.5% per annum (the "Default Rate"). Subject to applicable law, any interest that shall accrue on overdue interest on this Note as provided in the preceding sentence and shall not have been paid in full in cash on or before the next Interest Payment Date to occur after the date on which the overdue interest became due and payable shall itself be deemed to be overdue interest on this Note to which the preceding sentence shall apply.

         (c) No Usurious Interest. In the event that any interest rate(s) provided for in this Section 2 shall be determined to be unlawful, such interest rate(s) shall be computed at the highest rate permitted by applicable law. Any payment by the Borrower of any interest amount in excess of that permitted by law shall be considered a mistake, with the excess being applied to the principal amount of this Note without prepayment premium or penalty; if no such principal amount is outstanding, such excess shall be returned to the party making such payment.

         3. [intentionally omitted]

         4. Optional Prepayment/Redemption. This Note is subject to optional redemption in the manner and according to the terms provided in Section 3.02 of the Purchase Agreement.

         5. Amendment. Amendments and modifications of this Note may be made only in the manner provided in Section 14.04 of the Purchase Agreement.

         6. Defaults and Remedies. In an Event of Default shall occur and be continuing, the principal all the Notes may be declared to be due and payable in the manner and with the effect provided in Article 12 of the Purchase Agreement.

         7. Subordination. This Note shall at all times be wholly subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner provided in Article 16 of the Purchase Agreement.

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         8. [intentionally omitted]

         9. Suits for Enforcement.

         (a) Subject to Article 16 of the Purchase Agreement, upon the occurrence of any one or more Events of Default, the Holder of this Note may proceed to protect and enforce its rights hereunder by suit in equity, action at law or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in the Purchase Agreement or this Note or in aid of the exercise of any power granted in the Purchase Agreement or this Note, or may proceed to enforce the payment of this Note, or to enforce any other legal or equitable right of the Holders of this Note.

         (b) In case of any default under this Note, the Borrower will pay to the Holder such amounts as shall be sufficient to cover the costs and expenses of such Holder due to such default, as provided in Article 8 of the Purchase Agreement.

         10. Remedies Cumulative. No remedy herein conferred upon the Holder is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

         11. Remedies Not Waived. No course of dealing between the Borrower and the Holder or any delay on the part of the Holder in exercising any rights hereunder shall operate as a waiver of any right.

         12. Transfer. (a) The term "Holder" as used herein shall also include any transferee of this Note whose name has been recorded by the Borrower in the Note Register. Each transferee of this Note acknowledges that this Note has not been registered under the Securities Act, and may be transferred only pursuant to an effective registration under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act.

         (b) The Borrower shall maintain a register (the "Note Register") in its principal offices for the purpose of registering the Note and any transfer or partial transfer thereof, which register shall reflect and identify, at all times, the ownership of record of any interest in the Note. Upon the issuance of this Note, the Borrower shall record the name and address of the initial purchaser of this Note in the Note Register as the first Holder. Upon surrender for registration of transfer or exchange of this Note at the principal offices of the Borrower, the Borrower shall, at its expense, execute and deliver one or more new Notes of like tenor and of denominations of at

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least $1.0 million (except as may be necessary to reflect any principal amount not evenly divisible by $1.0 million) of a like aggregate principal amount, registered in the name of the Holder or a transferee or transferees. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by written instrument of transfer duly executed by the Holder of such Note or such holder's attorney duly authorized in writing.

         (c) This Note may be transferred, pledged or assigned, in whole or in part, by the Holder at any time, subject to the provisions of the Purchase Agreement.

         13. Replacement of Note. On receipt by the Borrower of an affidavit of an authorized representative of the Holder stating the circumstances of the loss, theft, destruction or mutilation of this Note (and in the case of any such mutilation, on surrender and cancellation of such Note), the Borrower, at its expense, will promptly execute and deliver, in lieu thereof, a new Note of like tenor. If required by the Borrower, such Holder must provide indemnity sufficient in the reasonable judgment of the Borrower to protect the Borrower from any loss which they may suffer if a lost, stolen or destroyed Note is replaced.

         14. Covenants Bind Successors and Assigns. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Borrower shall bind its respective successors and assigns, whether so expressed or not.

         15. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by telecopier (with receipt confirmed and followed by first class mail), courier service or personal delivery at the addresses specified in Section 14.02 of the Purchase Agreement. All such notices and communications shall be deemed to have been duly given when: delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; or if telecopied, when receipt is acknowledged.

         16. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS OR INSTRUMENTS ENTERED INTO AND PERFORMED ENTIRELY WITHIN SUCH STATE.

         17. Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the

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remaining provisions hereof.

         18. Headings. The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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                                              KINETICS GROUP, INC.

                                              By: ______________________________
                                                  Name:
                                                  Title: